Exhibit 99.01

Valero Energy Reports Third Quarter 2022 Results

•Reported net income attributable to Valero stockholders of $2.8 billion, or $7.19 per share
•Reported adjusted net income attributable to Valero stockholders of $2.8 billion, or $7.14 per share
•Reduced debt by $1.25 billion in September, bringing Valero’s aggregate debt reduction since the second half of 2021 to approximately $3.6 billion

SAN ANTONIO, October 25, 2022 – Valero Energy Corporation (NYSE: VLO, “Valero”) today reported net income attributable to Valero stockholders of $2.8 billion, or $7.19 per share, for the third quarter of 2022, compared to $463 million, or $1.13 per share, for the third quarter of 2021. Excluding the adjustments shown in the accompanying earnings release tables, adjusted net income attributable to Valero stockholders was $2.8 billion, or $7.14 per share, for the third quarter of 2022, compared to $545 million, or $1.33 per share, for the third quarter of 2021.

“Refining fundamentals remain strong as product demand through our system has surpassed 2019 levels, while global product supply remains constrained due to capacity reductions and high natural gas prices in Europe are setting a higher floor on margins,” said Joe Gorder, Valero’s Chairman and Chief Executive Officer. “We continue to maximize refining utilization in a safe, reliable and environmentally responsible manner to provide essential products.”

Refining
The Refining segment reported operating income of $3.8 billion for the third quarter of 2022, compared to $835 million for the third quarter of 2021. Adjusted operating income for the third quarter of 2021 was $911 million. Refining throughput volumes averaged 3.0 million barrels per day in the third quarter of 2022, which was 141 thousand barrels per day higher than the third quarter of 2021. Refinery utilization rate was 95 percent in the third quarter of 2022, compared to 91 percent in the third quarter of 2021.

Renewable Diesel
The Renewable Diesel segment, which consists of the Diamond Green Diesel (DGD) joint venture, reported $212 million of operating income for the third quarter of 2022, compared to $108 million for the third quarter of 2021. Renewable diesel sales volumes averaged 2.2 million gallons per day in the third quarter of 2022, which was 1.6 million gallons per day higher than the third quarter of 2021. The higher sales volumes in the third quarter of 2022 were due to DGD 1 downtime in the third quarter of 2021 resulting from Hurricane Ida and the impact of additional volumes from DGD 2, which started up in the fourth quarter of 2021.

Ethanol
The Ethanol segment reported $1 million of operating income for the third quarter of 2022, compared to a $44 million operating loss for the third quarter of 2021. Adjusted operating income for the third quarter of 2021 was $4 million. Ethanol production volumes averaged 3.5 million gallons per day in the third quarter of 2022.

Corporate and Other
General and administrative expenses were $214 million in the third quarter of 2022, compared to $195 million in the third quarter of 2021. The effective tax rate for the third quarter of 2022 was 22 percent.

Investing and Financing Activities
Net cash provided by operating activities was $2.0 billion in the third quarter of 2022. Included in this amount was a $1.5 billion unfavorable change in working capital and $119 million of net cash provided by operating activities associated with the other joint venture member’s share of DGD, excluding changes in DGD’s working capital. Excluding these items, adjusted net cash provided by operating activities was $3.4 billion in the third quarter of 2022.

Capital investments totaled $602 million in the third quarter of 2022, of which $185 million was for sustaining the business, including costs for turnarounds, catalysts and regulatory compliance. Excluding capital investments attributable to the other joint venture member’s share of DGD and those related to other variable interest entities, capital investments attributable to Valero were $479 million.

Valero further reduced its debt by $1.25 billion in September. This transaction, combined with a series of debt reduction and refinancing transactions completed since the second half of 2021, have collectively reduced Valero’s debt by approximately $3.6 billion.

“Our strong balance sheet remains the cornerstone of our capital allocation framework,” said Gorder. “We have significantly reduced our debt since the second half of 2021 and will continue to evaluate further reductions.”

Liquidity and Financial Position
Valero ended the third quarter of 2022 with $9.6 billion of total debt, $1.9 billion of finance lease obligations and $4.0 billion of cash and cash equivalents, compared to $13.0 billion of total debt, $1.6 billion of finance lease obligations and $2.3 billion of cash and cash equivalents at the end of the first quarter of 2021. As a result, the debt to capitalization ratio, net of cash and cash equivalents, was approximately 24 percent as of September 30, 2022, down from the pandemic high of 40 percent as of March 31, 2021.

Strategic Update
Refinery optimization projects that are expected to reduce costs and improve margin capture are progressing on schedule. The Port Arthur Coker project, which is expected to increase the refinery’s throughput capacity, while also improving turnaround efficiency, is expected to be completed in the first half of 2023.

The DGD project adjacent to the Port Arthur refinery (DGD 3), which is expected to have renewable diesel production capacity of 470 million gallons per year, is currently in the start-up process and is expected to be operational in November. The total annual DGD production capacity is expected to increase to 1.2 billion gallons of renewable diesel and 50 million gallons of renewable naphtha upon commencement of DGD 3’s operations.

BlackRock and Navigator’s carbon sequestration project is still expected to begin startup activities in late 2024. Valero is expecting to be the anchor shipper with eight of its ethanol plants connected to this system, producing a lower carbon intensity ethanol product expected to be marketed in low-carbon fuel markets that should result in a higher product margin.

Conference Call
Valero’s senior management will hold a conference call at 10 a.m. ET today to discuss this earnings release and to provide an update on operations and strategy.

About Valero
Valero Energy Corporation, through its subsidiaries (collectively, “Valero”), is a multinational manufacturer and marketer of petroleum-based and low-carbon liquid transportation fuels and petrochemical products, and sells its products primarily in the United States (“U.S.”), Canada, the United Kingdom (“U.K.”), Ireland and Latin America. Valero owns 15 petroleum refineries located in the U.S., Canada and the U.K. with a combined throughput capacity of approximately 3.2 million barrels per day. Valero is a joint venture member in Diamond Green Diesel Holdings LLC, which through its subsidiary owns a renewable diesel plant in Norco, Louisiana with a production capacity of 700 million gallons per year, and Valero owns 12 ethanol plants located in the Mid-Continent region of the U.S. with a combined production capacity of approximately 1.6 billion gallons per year. Valero manages its operations through its Refining, Renewable Diesel, and Ethanol segments. Please visit www.investorvalero.com for more information.

Valero Contacts
Investors:
Homer Bhullar, Vice President – Investor Relations and Finance, 210-345-1982
Eric Herbort, Director – Investor Relations, 210-345-3331
Gautam Srivastava, Senior Manager – Investor Relations, 210-345-3992

Media:
Lillian Riojas, Executive Director – Media Relations and Communications, 210-345-5002

Safe-Harbor Statement
Statements contained in this release and the accompanying tables that state the company’s or management’s expectations or predictions of the future are forward-looking statements intended to be covered by the safe harbor provisions of the Securities Act of 1933 and the Securities Exchange Act of 1934. The words “believe,” “expect,” “should,” “estimates,” “intend,” “target,” “will,” “plans,” “forecast,” and other similar expressions identify forward-looking statements. Forward-looking statements in this release and the accompanying tables include those relating to Valero’s greenhouse gas emissions targets, expected timing of completion and performance of projects, future market and industry conditions, future operating and financial performance, and management of future risks. It is important to note that actual results could differ materially from those projected in such forward-looking statements based on numerous factors, including those outside of the company’s control, such as legislative or political changes or developments, market dynamics, cyberattacks, weather events, and other matters affecting Valero’s operations or the demand for Valero’s products. These factors also include, but are not limited to, the uncertainties that remain with respect to the Russia-Ukraine conflict, the impact of inflation on margins and costs, economic activity levels, the COVID-19 pandemic, variants of the COVID-19 virus, governmental and societal responses thereto, and the adverse effects the foregoing may have on Valero’s business or economic conditions generally. For more information concerning these and other factors that could cause actual results to differ from those expressed or forecasted, see Valero’s annual report on Form 10-K, quarterly reports on Form 10‑Q, and other reports filed with the Securities and Exchange Commission and available on Valero’s website at www.valero.com.

Use of Non-GAAP Financial Information
This earnings release and the accompanying earnings release tables include references to financial measures that are not defined under U.S. generally accepted accounting principles (GAAP). These non-GAAP measures include adjusted net income attributable to Valero stockholders, adjusted earnings per common share – assuming dilution, Refining margin, Renewable Diesel margin, Ethanol margin, adjusted Refining operating income, adjusted Renewable Diesel operating income, adjusted Ethanol operating income, adjusted net cash provided by operating activities, and capital investments attributable to Valero. These non-GAAP financial measures have been included to help facilitate the comparison of operating results between periods. See the accompanying earnings release tables for a reconciliation of non-GAAP measures to their most directly comparable GAAP measures. Note (g) to the earnings release tables provides reasons for the use of these non-GAAP financial measures.

VALERO ENERGY CORPORATION
EARNINGS RELEASE TABLES
FINANCIAL HIGHLIGHTS
(millions of dollars, except per share amounts)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Statement of income data
Revenues	$44,454	$29,520	$134,637	$78,074
Cost of sales:
Cost of materials and other (a) (b)	38,064	26,624	115,959	70,865
Operating expenses (excluding depreciation and amortization expense reflected below) (b)	1,746	1,348	4,751	4,218
Depreciation and amortization expense (c)	621	630	1,806	1,772
Total cost of sales	40,431	28,602	122,516	76,855
Other operating expenses	6	19	40	69
General and administrative expenses (excluding depreciation and amortization expense reflected below) (d)	214	195	652	579
Depreciation and amortization expense	11	11	34	35
Operating income	3,792	693	11,395	536
Other income, net (e)	74	32	87	179
Interest and debt expense, net of capitalized interest	(138)	(152)	(425)	(451)
Income before income tax expense	3,728	573	11,057	264
Income tax expense (f)	816	65	2,410	86
Net income	2,912	508	8,647	178
Less: Net income attributable to noncontrolling interests	95	45	232	257
Net income (loss) attributable to Valero Energy Corporation stockholders	$2,817	$463	$8,415	$(79)

Earnings (loss) per common share	$7.20	$1.13	$20.94	$(0.20)
Weighted-average common shares outstanding (in millions)	390	407	400	407

Earnings (loss) per common share – assuming dilution	$7.19	$1.13	$20.93	$(0.20)
Weighted-average common shares outstanding – assuming dilution (in millions)	390	408	401	407

See Notes to Earnings Release Tables beginning on Table Page 19.

Table Page 1

VALERO ENERGY CORPORATION
EARNINGS RELEASE TABLES
FINANCIAL HIGHLIGHTS BY SEGMENT
(millions of dollars)
(unaudited)

	Refining	Renewable Diesel	Ethanol	Corporate and Eliminations	Total
Three months ended September 30, 2022
Revenues:
Revenues from external customers	$42,280	$967	$1,207	$—	$44,454
Intersegment revenues	9	508	179	(696)	—
Total revenues	42,289	1,475	1,386	(696)	44,454
Cost of sales:
Cost of materials and other	36,389	1,161	1,203	(689)	38,064
Operating expenses (excluding depreciation and amortization expense reflected below)	1,516	69	162	(1)	1,746
Depreciation and amortization expense	568	33	20	—	621
Total cost of sales	38,473	1,263	1,385	(690)	40,431
Other operating expenses	6	—	—	—	6
General and administrative expenses (excluding depreciation and amortization expense reflected below)	—	—	—	214	214
Depreciation and amortization expense	—	—	—	11	11
Operating income by segment	$3,810	$212	$1	$(231)	$3,792

Three months ended September 30, 2021
Revenues:
Revenues from external customers	$27,989	$342	$1,189	$—	$29,520
Intersegment revenues	3	60	115	(178)	—
Total revenues	27,992	402	1,304	(178)	29,520
Cost of sales:
Cost of materials and other	25,395	256	1,150	(177)	26,624
Operating expenses (excluding depreciation and amortization expense reflected below)	1,195	26	128	(1)	1,348
Depreciation and amortization expense (c)	549	11	70	—	630
Total cost of sales	27,139	293	1,348	(178)	28,602
Other operating expenses	18	1	—	—	19
General and administrative expenses (excluding depreciation and amortization expense reflected below)	—	—	—	195	195
Depreciation and amortization expense	—	—	—	11	11
Operating income (loss) by segment	$835	$108	$(44)	$(206)	$693

See Operating Highlights by Segment beginning on Table Page 10.
See Notes to Earnings Release Tables beginning on Table Page 19.

Table Page 2

VALERO ENERGY CORPORATION
EARNINGS RELEASE TABLES
FINANCIAL HIGHLIGHTS BY SEGMENT
(millions of dollars)
(unaudited)

	Refining	Renewable Diesel	Ethanol	Corporate and Eliminations	Total
Nine months ended September 30, 2022
Revenues:
Revenues from external customers	$128,588	$2,417	$3,632	$—	$134,637
Intersegment revenues	24	1,490	507	(2,021)	—
Total revenues	128,612	3,907	4,139	(2,021)	134,637
Cost of sales:
Cost of materials and other (a)	111,308	3,129	3,533	(2,011)	115,959
Operating expenses (excluding depreciation and amortization expense reflected below)	4,111	178	464	(2)	4,751
Depreciation and amortization expense (c)	1,682	87	37	—	1,806
Total cost of sales	117,101	3,394	4,034	(2,013)	122,516
Other operating expenses	38	—	2	—	40
General and administrative expenses (excluding depreciation and amortization expense reflected below) (d)	—	—	—	652	652
Depreciation and amortization expense	—	—	—	34	34
Operating income by segment	$11,473	$513	$103	$(694)	$11,395

Nine months ended September 30, 2021
Revenues:
Revenues from external customers	$73,426	$1,190	$3,458	$—	$78,074
Intersegment revenues	7	215	259	(481)	—
Total revenues	73,433	1,405	3,717	(481)	78,074
Cost of sales:
Cost of materials and other (b)	67,417	724	3,204	(480)	70,865
Operating expenses (excluding depreciation and amortization expense reflected below) (b)	3,730	86	403	(1)	4,218
Depreciation and amortization expense (c)	1,626	35	111	—	1,772
Total cost of sales	72,773	845	3,718	(481)	76,855
Other operating expenses	68	1	—	—	69
General and administrative expenses (excluding depreciation and amortization expense reflected below)	—	—	—	579	579
Depreciation and amortization expense	—	—	—	35	35
Operating income (loss) by segment	$592	$559	$(1)	$(614)	$536

See Operating Highlights by Segment beginning on Table Page 10.
See Notes to Earnings Release Tables beginning on Table Page 19.

Table Page 3

VALERO ENERGY CORPORATION
EARNINGS RELEASE TABLES
RECONCILIATION OF NON-GAAP MEASURES TO MOST COMPARABLE AMOUNTS
REPORTED UNDER U.S. GAAP (g)
(millions of dollars)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Reconciliation of net income (loss) attributable to Valero Energy Corporation stockholders to adjusted net income attributable to Valero Energy Corporation stockholders
Net income (loss) attributable to Valero Energy Corporation stockholders	$2,817	$463	$8,415	$(79)
Adjustments:
Modification of renewable volume obligation (RVO) (a)	—	58	(104)	219
Income tax expense related to modification of RVO	—	(13)	23	(49)
Modification of RVO, net of taxes	—	45	(81)	170
Gain on sale of ethanol plant (c)	—	—	(23)	—
Income tax expense related to gain on sale of ethanol plant	—	—	5	—
Gain on sale of ethanol plant, net of taxes	—	—	(18)	—
Environmental reserve adjustment (d)	—	—	20	—
Income tax benefit related to environmental reserve adjustment	—	—	(5)	—
Environmental reserve adjustment, net of taxes	—	—	15	—
Loss (gain) on early retirement of debt (e)	(26)	—	24	—
Income tax (benefit) expense related to loss (gain) on early retirement of debt	5	—	(6)	—
Loss (gain) on early retirement of debt, net of taxes	(21)	—	18	—
Change in estimated useful life of ethanol plant (c)	—	48	—	48
Income tax benefit related to the change in estimated useful life of ethanol plant	—	(11)	—	(11)
Change in estimated useful life of ethanol plant, net of taxes	—	37	—	37
Gain on sale of MVP interest (e)	—	—	—	(62)
Income tax expense related to gain on sale of MVP interest	—	—	—	14
Gain on sale of MVP interest, net of taxes	—	—	—	(48)
Diamond Pipeline asset impairment (e)	—	—	—	24
Income tax benefit related to Diamond Pipeline asset impairment	—	—	—	(5)
Diamond Pipeline asset impairment, net of taxes	—	—	—	19
Income tax expense related to changes in statutory tax rates (f)	—	—	—	64
Total adjustments	(21)	82	(66)	242
Adjusted net income attributable to Valero Energy Corporation stockholders	$2,796	$545	$8,349	$163

See Notes to Earnings Release Tables beginning on Table Page 19.

Table Page 4

VALERO ENERGY CORPORATION
EARNINGS RELEASE TABLES
RECONCILIATION OF NON-GAAP MEASURES TO MOST COMPARABLE AMOUNTS
REPORTED UNDER U.S. GAAP (g)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Reconciliation of earnings (loss) per common share – assuming dilution to adjusted earnings per common share – assuming dilution
Earnings (loss) per common share – assuming dilution	$7.19	$1.13	$20.93	$(0.20)
Adjustments:
Modification of RVO (a)	—	0.11	(0.20)	0.42
Gain on sale of ethanol plant (c)	—	—	(0.05)	—
Environmental reserve adjustment (d)	—	—	0.04	—
Loss (gain) on early retirement of debt (e)	(0.05)	—	0.05	—
Change in estimated useful life of ethanol plant (c)	—	0.09	—	0.09
Gain on sale of MVP interest (e)	—	—	—	(0.12)
Diamond Pipeline asset impairment (e)	—	—	—	0.04
Income tax expense related to changes in statutory tax rates (f)	—	—	—	0.16
Total adjustments	(0.05)	0.20	(0.16)	0.59
Adjusted earnings per common share – assuming dilution	$7.14	$1.33	$20.77	$0.39

See Notes to Earnings Release Tables beginning on Table Page 19.

Table Page 5

VALERO ENERGY CORPORATION
EARNINGS RELEASE TABLES
RECONCILIATION OF NON-GAAP MEASURES TO MOST COMPARABLE AMOUNTS
REPORTED UNDER U.S. GAAP (g)
(millions of dollars)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Reconciliation of operating income (loss) by segment to segment margin, and reconciliation of operating income (loss) by segment to adjusted operating income by segment
Refining segment
Refining operating income	$3,810	$835	$11,473	$592
Adjustments:
Modification of RVO (a)	—	58	(104)	219
Operating expenses (excluding depreciation and amortization expense reflected below) (b)	1,516	1,195	4,111	3,730
Depreciation and amortization expense	568	549	1,682	1,626
Other operating expenses	6	18	38	68
Refining margin	$5,900	$2,655	$17,200	$6,235

Refining operating income	$3,810	$835	$11,473	$592
Adjustments:
Modification of RVO (a)	—	58	(104)	219
Other operating expenses	6	18	38	68
Adjusted Refining operating income	$3,816	$911	$11,407	$879

Renewable Diesel segment
Renewable Diesel operating income	$212	$108	$513	$559
Adjustments:
Operating expenses (excluding depreciation and amortization expense reflected below)	69	26	178	86
Depreciation and amortization expense	33	11	87	35
Other operating expenses	—	1	—	1
Renewable Diesel margin	$314	$146	$778	$681

Renewable Diesel operating income	$212	$108	$513	$559
Adjustment: Other operating expenses	—	1	—	1
Adjusted Renewable Diesel operating income	$212	$109	$513	$560

See Notes to Earnings Release Tables beginning on Table Page 19.

Table Page 6

VALERO ENERGY CORPORATION
EARNINGS RELEASE TABLES
RECONCILIATION OF NON-GAAP MEASURES TO MOST COMPARABLE AMOUNTS
REPORTED UNDER U.S. GAAP (g)
(millions of dollars)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Reconciliation of operating income (loss) by segment to segment margin, and reconciliation of operating income (loss) by segment to adjusted operating income by segment (continued)
Ethanol segment
Ethanol operating income (loss)	$1	$(44)	$103	$(1)
Adjustments:
Operating expenses (excluding depreciation and amortization expense reflected below) (b)	162	128	464	403
Depreciation and amortization expense (c)	20	70	37	111
Other operating expenses	—	—	2	—
Ethanol margin	$183	$154	$606	$513

Ethanol operating income (loss)	$1	$(44)	$103	$(1)
Adjustments:
Gain on sale of ethanol plant (c)	—	—	(23)	—
Change in estimated useful life of ethanol plant (c)	—	48	—	48
Other operating expenses	—	—	2	—
Adjusted Ethanol operating income	$1	$4	$82	$47

See Notes to Earnings Release Tables beginning on Table Page 19.

Table Page 7

VALERO ENERGY CORPORATION
EARNINGS RELEASE TABLES
RECONCILIATION OF NON-GAAP MEASURES TO MOST COMPARABLE AMOUNTS
REPORTED UNDER U.S. GAAP (g)
(millions of dollars)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Reconciliation of Refining segment operating income (loss) to
Refining margin (by region), and reconciliation of Refining
segment operating income (loss) to adjusted Refining
segment operating income (by region) (h)

U.S. Gulf Coast region
Refining operating income (loss)	$2,072	$341	$6,467	$(8)
Adjustments:
Modification of RVO (a)	—	41	(74)	157
Operating expenses (excluding depreciation and amortization expense reflected below) (b)	870	674	2,339	2,279
Depreciation and amortization expense	350	332	1,023	998
Other operating expenses	6	17	29	58
Refining margin	$3,298	$1,405	$9,784	$3,484

Refining operating income (loss)	$2,072	$341	$6,467	$(8)
Adjustments:
Modification of RVO (a)	—	41	(74)	157
Other operating expenses	6	17	29	58
Adjusted Refining operating income	$2,078	$399	$6,422	$207

U.S. Mid-Continent region
Refining operating income	$600	$209	$1,701	$322
Adjustments:
Modification of RVO (a)	—	11	(19)	39
Operating expenses (excluding depreciation and amortization expense reflected below) (b)	210	174	581	523
Depreciation and amortization expense	85	84	251	253
Other operating expenses	—	1	—	10
Refining margin	$895	$479	$2,514	$1,147

Refining operating income	$600	$209	$1,701	$322
Adjustments:
Modification of RVO (a)	—	11	(19)	39
Other operating expenses	—	1	—	10
Adjusted Refining operating income	$600	$221	$1,682	$371

See Notes to Earnings Release Tables beginning on Table Page 19.

Table Page 8

VALERO ENERGY CORPORATION
EARNINGS RELEASE TABLES
RECONCILIATION OF NON-GAAP MEASURES TO MOST COMPARABLE AMOUNTS
REPORTED UNDER U.S. GAAP (g)
(millions of dollars)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Reconciliation of Refining segment operating income (loss) to
Refining margin (by region), and reconciliation of Refining
segment operating income (loss) to adjusted Refining
segment operating income (by region) (h) (continued)

North Atlantic region
Refining operating income	$785	$237	$2,293	$293
Adjustments:
Operating expenses (excluding depreciation and amortization expense reflected below)	226	186	624	476
Depreciation and amortization expense	62	67	197	179
Other operating expenses	—	—	9	—
Refining margin	$1,073	$490	$3,123	$948

Refining operating income	$785	$237	$2,293	$293
Adjustment: Other operating expenses	—	—	9	—
Adjusted Refining operating income	$785	$237	$2,302	$293

U.S. West Coast region
Refining operating income (loss)	$353	$48	$1,012	$(15)
Adjustments:
Modification of RVO (a)	—	6	(11)	23
Operating expenses (excluding depreciation and amortization expense reflected below)	210	161	567	452
Depreciation and amortization expense	71	66	211	196
Refining margin	$634	$281	$1,779	$656

Refining operating income (loss)	$353	$48	$1,012	$(15)
Adjustment: Modification of RVO (a)	—	6	(11)	23
Adjusted Refining operating income	$353	$54	$1,001	$8

See Notes to Earnings Release Tables beginning on Table Page 19.

Table Page 9

VALERO ENERGY CORPORATION
EARNINGS RELEASE TABLES
REFINING SEGMENT OPERATING HIGHLIGHTS
(millions of dollars, except per barrel amounts)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Throughput volumes (thousand barrels per day)
Feedstocks:
Heavy sour crude oil	325	301	342	338
Medium/light sour crude oil	497	249	438	295
Sweet crude oil	1,479	1,601	1,439	1,390
Residuals	214	275	223	239
Other feedstocks	123	125	117	118
Total feedstocks	2,638	2,551	2,559	2,380
Blendstocks and other	367	313	364	325
Total throughput volumes	3,005	2,864	2,923	2,705

Yields (thousand barrels per day)
Gasolines and blendstocks	1,457	1,451	1,434	1,359
Distillates	1,158	1,055	1,107	995
Other products (i)	418	390	409	381
Total yields	3,033	2,896	2,950	2,735

Operating statistics (b) (g) (j)
Refining margin (from Table Page 6)	$5,900	$2,655	$17,200	$6,235
Adjusted Refining operating income (from Table Page 6)	$3,816	$911	$11,407	$879
Throughput volumes (thousand barrels per day)	3,005	2,864	2,923	2,705

Refining margin per barrel of throughput	$21.34	$10.07	$21.55	$8.45
Less:
Operating expenses (excluding depreciation and amortization expense reflected below) per barrel of throughput	5.48	4.53	5.15	5.05
Depreciation and amortization expense per barrel of throughput	2.06	2.08	2.11	2.21
Adjusted Refining operating income per barrel of throughput	$13.80	$3.46	$14.29	$1.19

See Notes to Earnings Release Tables beginning on Table Page 19.

Table Page 10

VALERO ENERGY CORPORATION
EARNINGS RELEASE TABLES
RENEWABLE DIESEL SEGMENT OPERATING HIGHLIGHTS
(millions of dollars, except per gallon amounts)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Operating statistics (g) (j)
Renewable Diesel margin (from Table Page 6)	$314	$146	$778	$681
Adjusted Renewable Diesel operating income (from Table Page 6)	$212	$109	$513	$560
Sales volumes (thousand gallons per day)	2,231	671	2,084	819

Renewable Diesel margin per gallon of sales	$1.53	$2.37	$1.37	$3.05
Less:
Operating expenses (excluding depreciation and amortization expense reflected below) per gallon of sales	0.34	0.42	0.32	0.39
Depreciation and amortization expense per gallon of sales	0.15	0.19	0.15	0.16
Adjusted Renewable Diesel operating income per gallon of sales	$1.04	$1.76	$0.90	$2.50

See Notes to Earnings Release Tables beginning on Table Page 19.

Table Page 11

VALERO ENERGY CORPORATION
EARNINGS RELEASE TABLES
ETHANOL SEGMENT OPERATING HIGHLIGHTS
(millions of dollars, except per gallon amounts)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Operating statistics (b) (g) (j)
Ethanol margin (from Table Page 7)	$183	$154	$606	$513
Adjusted Ethanol operating income (from Table Page 7)	$1	$4	$82	$47
Production volumes (thousand gallons per day)	3,498	3,625	3,799	3,797

Ethanol margin per gallon of production	$0.57	$0.46	$0.59	$0.50
Less:
Operating expenses (excluding depreciation and amortization expense reflected below) per gallon of production	0.50	0.38	0.45	0.39
Depreciation and amortization expense per gallon of production (c)	0.07	0.21	0.04	0.11
Gain on sale of ethanol plant per gallon of production (c)	—	—	0.02	—
Change in estimated useful life of ethanol plant per gallon of production (c)	—	(0.14)	—	(0.05)
Adjusted Ethanol operating income per gallon of production	$—	$0.01	$0.08	$0.05

See Notes to Earnings Release Tables beginning on Table Page 19.

Table Page 12

VALERO ENERGY CORPORATION
EARNINGS RELEASE TABLES
REFINING SEGMENT OPERATING HIGHLIGHTS BY REGION
(millions of dollars, except per barrel amounts)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Operating statistics by region (h)
U.S. Gulf Coast region (b) (g) (j)
Refining margin (from Table Page 8)	$3,298	$1,405	$9,784	$3,484
Adjusted Refining operating income (from Table Page 8)	$2,078	$399	$6,422	$207
Throughput volumes (thousand barrels per day)	1,813	1,649	1,752	1,632

Refining margin per barrel of throughput	$19.76	$9.27	$20.45	$7.83
Less:
Operating expenses (excluding depreciation and amortization expense reflected below) per barrel of throughput	5.21	4.44	4.89	5.12
Depreciation and amortization expense per barrel of throughput	2.09	2.19	2.14	2.24
Adjusted Refining operating income per barrel of throughput	$12.46	$2.64	$13.42	$0.47

U.S. Mid-Continent region (b) (g) (j)
Refining margin (from Table Page 8)	$895	$479	$2,514	$1,147
Adjusted Refining operating income (from Table Page 8)	$600	$221	$1,682	$371
Throughput volumes (thousand barrels per day)	441	465	437	442

Refining margin per barrel of throughput	$22.07	$11.19	$21.10	$9.50
Less:
Operating expenses (excluding depreciation and amortization expense reflected below) per barrel of throughput	5.19	4.07	4.88	4.33
Depreciation and amortization expense per barrel of throughput	2.10	1.96	2.11	2.10
Adjusted Refining operating income per barrel of throughput	$14.78	$5.16	$14.11	$3.07

See Notes to Earnings Release Tables beginning on Table Page 19.

Table Page 13

VALERO ENERGY CORPORATION
EARNINGS RELEASE TABLES
REFINING SEGMENT OPERATING HIGHLIGHTS BY REGION
(millions of dollars, except per barrel amounts)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Operating statistics by region (h) (continued)
North Atlantic region (g) (j)
Refining margin (from Table Page 9)	$1,073	$490	$3,123	$948
Adjusted Refining operating income (from Table Page 9)	$785	$237	$2,302	$293
Throughput volumes (thousand barrels per day)	479	480	482	386

Refining margin per barrel of throughput	$24.34	$11.10	$23.72	$9.00
Less:
Operating expenses (excluding depreciation and amortization expense reflected below) per barrel of throughput	5.11	4.21	4.74	4.53
Depreciation and amortization expense per barrel of throughput	1.43	1.52	1.50	1.69
Adjusted Refining operating income per barrel of throughput	$17.80	$5.37	$17.48	$2.78

U.S. West Coast region (g) (j)
Refining margin (from Table Page 9)	$634	$281	$1,779	$656
Adjusted Refining operating income (from Table Page 9)	$353	$54	$1,001	$8
Throughput volumes (thousand barrels per day)	272	270	252	245

Refining margin per barrel of throughput	$25.36	$11.29	$25.89	$9.81
Less:
Operating expenses (excluding depreciation and amortization expense reflected below) per barrel of throughput	8.39	6.48	8.26	6.76
Depreciation and amortization expense per barrel of throughput	2.84	2.64	3.07	2.93
Adjusted Refining operating income per barrel of throughput	$14.13	$2.17	$14.56	$0.12

See Notes to Earnings Release Tables beginning on Table Page 19.

Table Page 14

VALERO ENERGY CORPORATION
EARNINGS RELEASE TABLES
AVERAGE MARKET REFERENCE PRICES AND DIFFERENTIALS
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Refining
Feedstocks (dollars per barrel)
Brent crude oil	$97.59	$73.22	$102.21	$67.77
Brent less West Texas Intermediate (WTI) crude oil	5.83	2.64	3.91	2.94
Brent less WTI Houston crude oil	3.69	2.01	2.28	2.03
Brent less Dated Brent crude oil	(2.97)	(0.25)	(2.92)	0.06
Brent less Alaska North Slope (ANS) crude oil	(1.53)	0.49	(0.19)	0.46
Brent less Argus Sour Crude Index (ASCI) crude oil	8.23	4.52	6.58	3.62
Brent less Maya crude oil	13.11	7.01	9.84	5.95
Brent less Western Canadian Select (WCS) Houston crude oil	17.68	7.74	13.22	6.77
WTI crude oil	91.76	70.58	98.29	64.84

Natural gas (dollars per million British Thermal Units)	7.31	4.25	6.29	8.95

Products (dollars per barrel)
U.S. Gulf Coast:
Conventional Blendstock of Oxygenate Blending (CBOB) gasoline less Brent	13.81	16.90	20.27	13.82
Ultra-low-sulfur (ULS) diesel less Brent	49.12	14.15	44.34	12.44
Propylene less Brent	(46.73)	(5.21)	(38.04)	(2.37)
U.S. Mid-Continent:
CBOB gasoline less WTI	27.38	20.84	26.49	18.53
ULS diesel less WTI	60.36	19.37	49.26	18.33
North Atlantic:
CBOB gasoline less Brent	28.28	20.82	29.18	16.58
ULS diesel less Brent	52.30	16.32	51.67	14.43
U.S. West Coast:
California Reformulated Gasoline Blendstock of Oxygenate Blending (CARBOB) 87 gasoline less ANS	48.06	27.49	43.86	23.08
California Air Resources Board (CARB) diesel less ANS	50.26	18.55	46.97	15.99
CARBOB 87 gasoline less WTI	55.42	29.64	47.96	25.55
CARB diesel less WTI	57.62	20.70	51.07	18.47

See Notes to Earnings Release Tables beginning on Table Page 19.

Table Page 15

VALERO ENERGY CORPORATION
EARNINGS RELEASE TABLES
AVERAGE MARKET REFERENCE PRICES AND DIFFERENTIALS
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Renewable Diesel
New York Mercantile Exchange ULS diesel (dollars per gallon)	$3.55	$2.13	$3.54	$1.96
Biodiesel Renewable Identification Number (RIN) (dollars per RIN)	1.71	1.60	1.61	1.49
California Low-Carbon Fuel Standard (dollars per metric ton)	86.21	175.75	109.71	185.29
Chicago Board of Trade (CBOT) soybean oil (dollars per pound)	0.66	0.62	0.71	0.58

Ethanol
CBOT corn (dollars per bushel)	6.60	5.58	7.02	5.85
New York Harbor ethanol (dollars per gallon)	2.58	2.37	2.60	2.18

See Notes to Earnings Release Tables beginning on Table Page 19.

Table Page 16

VALERO ENERGY CORPORATION
EARNINGS RELEASE TABLES
OTHER FINANCIAL DATA
(millions of dollars)
(unaudited)

	September 30,	December 31,
	2022	2021
Balance sheet data
Current assets	$22,696	$21,165
Cash and cash equivalents included in current assets	3,969	4,122
Inventories included in current assets	6,628	6,265
Current liabilities	17,237	16,851
Valero Energy Corporation stockholders’ equity	21,912	18,430
Total equity	23,715	19,817
Debt and finance lease obligations:
Debt –
Current portion of debt (excluding variable interest entities (VIEs))	$—	$300
Debt, less current portion of debt (excluding VIEs)	8,813	10,820
Total debt (excluding VIEs)	8,813	11,120
Current portion of debt attributable to VIEs	825	810
Debt, less current portion of debt attributable to VIEs	—	20
Total debt attributable to VIEs	825	830
Total debt	9,638	11,950
Finance lease obligations –
Current portion of finance lease obligations (excluding VIEs)	168	141
Finance lease obligations, less current portion (excluding VIEs)	1,502	1,502
Total finance lease obligations (excluding VIEs)	1,670	1,643
Current portion of finance lease obligations attributable to VIEs	13	13
Finance lease obligations, less current portion attributable to VIEs	255	264
Total finance lease obligations attributable to VIEs	268	277
Total finance lease obligations	1,938	1,920
Total debt and finance lease obligations	$11,576	$13,870

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Reconciliation of net cash provided by operating activities to adjusted net cash provided by operating activities (g)
Net cash provided by operating activities	$2,045	$1,449	$8,478	$3,405
Exclude:
Changes in current assets and current liabilities	(1,489)	379	(1,617)	1,630
Diamond Green Diesel LLC’s (DGD) adjusted net cash provided by operating activities attributable to the other joint venture member’s ownership interest in DGD	119	59	294	299
Adjusted net cash provided by operating activities	$3,415	$1,011	$9,801	$1,476

See Notes to Earnings Release Tables beginning on Table Page 19.

Table Page 17

VALERO ENERGY CORPORATION
EARNINGS RELEASE TABLES
OTHER FINANCIAL DATA
(millions of dollars, except per share amounts)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Reconciliation of capital investments to capital investments attributable to Valero (g)
Capital expenditures (excluding VIEs)	$228	$107	$552	$368
Capital expenditures of VIEs:
DGD	224	332	682	730
Other VIEs	11	24	30	59
Deferred turnaround and catalyst cost expenditures (excluding VIEs)	139	118	820	544
Deferred turnaround and catalyst cost expenditures of DGD	—	5	13	6
Investments in nonconsolidated joint ventures	—	(1)	1	8
Capital investments	602	585	2,098	1,715
Adjustments:
DGD’s capital investments attributable to the other joint venture member	(112)	(169)	(347)	(368)
Capital expenditures of other VIEs	(11)	(24)	(30)	(59)
Capital investments attributable to Valero	$479	$392	$1,721	$1,288

Dividends per common share	$0.98	$0.98	$2.94	$2.94

See Notes to Earnings Release Tables beginning on Table Page 19.

Table Page 18

VALERO ENERGY CORPORATION
NOTES TO EARNINGS RELEASE TABLES

(a)Under the Renewable Fuel Standard program, the U.S. Environmental Protection Agency (EPA) is required to set annual quotas for the volume of renewable fuels that obligated parties, such as us, must blend into petroleum-based transportation fuels consumed in the U.S. The quotas are used to determine an obligated party’s renewable volume obligation (RVO). The EPA released a final rule on June 3, 2022 that, among other things, reduced the quotas for 2020 and, for the first time, established quotas for 2021 and 2022.

In 2020, we recognized the cost of the RVO using the 2020 quotas set by the EPA at that time, and in 2021 and the three months ended March 31, 2022, we recognized the cost of the RVO using our estimates of the quotas. As a result of the final rule released by the EPA as noted above, we recognized a benefit of $104 million in June 2022 primarily related to the modification of the 2020 quotas. The impacts to the estimated cost of the RVO recognized by us in 2021 and the three months ended March 31, 2022 were not significant; however, there were impacts in the 2021 quarterly periods as follows: (i) benefit of $80 million for the three months ended March 31, 2021; (ii) benefit of $81 million for the three months ended June 30, 2021; (iii) benefit of $58 million for the three months ended September 30, 2021, resulting in a benefit of $219 million for the nine months ended September 30, 2021; and (iv) charge of $220 million related to the three months ended December 31, 2021.

(b)In mid-February 2021, many of our refineries and plants were impacted to varying extents by the severe cold, utility disruptions, and higher energy costs arising out of Winter Storm Uri. The higher energy costs resulted from an increase in the prices of natural gas and electricity that significantly exceeded rates that we consider normal, such as the average rates we incurred the month preceding the storm. As a result, our operating income for the nine months ended September 30, 2021 includes estimated excess energy costs of $579 million ($1.15 per share).

The above-mentioned pre-tax estimated excess energy charge is reflected in our statement of income line items and attributable to our reportable segments for the nine months ended September 30, 2021 as follows (in millions):

	Refining	Renewable Diesel	Ethanol	Total
Cost of materials and other	$47	$—	$—	$47
Operating expenses (excluding depreciation and amortization expense)	478	—	54	532
Total estimated excess energy costs	$525	$—	$54	$579

The estimated excess energy costs attributable to our Refining segment for the nine months ended September 30, 2021 are associated with the Refining segment regions as follows (in millions, except per barrel amounts):

	U.S. Gulf Coast	U.S. Mid- Continent	Other Regions Combined	Refining Segment
Cost of materials and other	$45	$2	$—	$47
Operating expenses (excluding depreciation and amortization expense)	437	38	3	478
Total estimated excess energy costs	$482	$40	$3	$525

Effect of estimated excess energy costs on operating statistics (j)
Refining margin per barrel of throughput (g)	$0.10	$0.02	n/a	$0.06
Operating expenses (excluding depreciation and amortization expense) per barrel of throughput	0.98	0.31	n/a	0.65
Adjusted Refining operating income per barrel of throughput (g)	$1.08	$0.33	n/a	$0.71

The estimated excess energy costs attributable to our Ethanol segment for the nine months ended September 30, 2021 affected that segment’s operating statistics of (i) operating expenses (excluding depreciation and amortization expenses) per gallon of production and (ii) adjusted operating income per gallon of production by $0.05 (see note (g) below).

Table Page 19

VALERO ENERGY CORPORATION
NOTES TO EARNINGS RELEASE TABLES (Continued)
(c)Depreciation and amortization expense includes the following:

◦a gain of $23 million in the nine months ended September 30, 2022 on the sale of our ethanol plant located in Jefferson, Wisconsin (Jefferson ethanol plant); and

◦accelerated depreciation of $48 million in the three and nine months ended September 30, 2021 related to a change in the estimated useful life of our Jefferson ethanol plant.

(d)General and administrative expenses (excluding depreciation and amortization expense) for the nine months ended September 30, 2022 includes a charge of $20 million for an environmental reserve adjustment associated with a non-operating site.

(e)“Other income, net” includes the following:
◦a gain of $26 million in the three months ended September 30, 2022 and a net charge of $24 million in the nine months ended September 30, 2022 related to the early retirement of approximately $1.25 billion and $2.65 billion aggregate principal amount, respectively, of various series of our senior notes;
◦a gain of $62 million in the nine months ended September 30, 2021 on the sale of a 24.99 percent membership interest in MVP Terminalling, LLC (MVP), a nonconsolidated joint venture with a subsidiary of Magellan Midstream Partners, L.P.; and

◦a charge of $24 million in the nine months ended September 30, 2021 representing our portion of the asset impairment loss recognized by Diamond Pipeline LLC, a nonconsolidated joint venture with a subsidiary of Plains All American Pipeline, L.P., resulting from the joint venture’s cancellation of its pipeline extension project.

(f)Certain statutory income tax rate changes (primarily an increase in the U.K. rate from 19 percent to 25 percent effective in 2023) were enacted during the second quarter of 2021 that resulted in the remeasurement of our deferred tax liabilities. Under GAAP, we are required to recognize the effect of a change in tax law in the period of enactment. As a result, we recognized deferred income tax expense of $64 million in the nine months ended September 30, 2021, which represented the net increase in our deferred tax liabilities resulting from the changes in the income tax rates.
(g)We use certain financial measures (as noted below) in the earnings release tables and accompanying earnings release that are not defined under GAAP and are considered to be non-GAAP measures.

We have defined these non-GAAP measures and believe they are useful to the external users of our financial statements, including industry analysts, investors, lenders, and rating agencies. We believe these measures are useful to assess our ongoing financial performance because, when reconciled to their most comparable GAAP measures, they provide improved comparability between periods after adjusting for certain items that we believe are not indicative of our core operating performance and that may obscure our underlying business results and trends. These non-GAAP measures should not be considered as alternatives to their most comparable GAAP measures nor should they be considered in isolation or as a substitute for an analysis of our results of operations as reported under GAAP. In addition, these non-GAAP measures may not be comparable to similarly titled measures used by other companies because we may define them differently, which diminishes their utility.

Non-GAAP measures are as follows:

◦Adjusted net income attributable to Valero Energy Corporation stockholders is defined as net income (loss) attributable to Valero Energy Corporation stockholders adjusted to reflect the items noted below, along with their related income tax effect. The income tax effect for the adjustments was calculated using a combined federal and state statutory rate for the U.S-based adjustments of 22.5 percent and a local statutory income tax rate for foreign-based adjustments. We have adjusted for these items because we believe that they are not indicative of our core operating performance and that their adjustment results in an important measure of our ongoing financial performance to better assess our underlying business results and trends. The basis for our belief with respect to each adjustment is provided below.

Table Page 20

VALERO ENERGY CORPORATION
NOTES TO EARNINGS RELEASE TABLES (Continued)
–Modification of RVO – The net benefit resulting from the modification of our RVO for 2020 and 2021 that was recognized by us in June 2022 is not associated with the cost of the RVO generated by our operations during the nine months ended September 30, 2022. See note (a) for additional details.

On the other hand, the net charge resulting from the modification of our RVO for 2021 that was recognized by us in June 2022 is associated with the cost of the RVO generated by our operations throughout 2021. Therefore, the adjustment reflects the portion of the net charge that is associated with the cost of the RVO generated by our operations during the three and nine months ended September 30, 2021.
–Gain on sale of ethanol plant – The gain on the sale of our Jefferson ethanol plant (see note (c)) is not indicative of our ongoing operations.

–Environmental reserve adjustment – The environmental reserve adjustment is attributable to a site that was shut down by prior owners and subsequently acquired by us (referred to by us as a non-operating site (see note (d)).

–Loss (gain) on early retirement of debt – Discounts, premiums, and other expenses recognized in connection with the early retirement of various series of our senior notes (see note (e)) are not associated with the ongoing costs of our borrowing and financing activities.

–Change in estimated useful life of ethanol plant – The accelerated depreciation recognized as a result of a change in the estimated useful life of our Jefferson ethanol plant (see note (c)) is not indicative of our ongoing operations.

–Gain on sale of MVP interest – The gain on the sale of a 24.99 percent membership interest in MVP (see note (e)) is not indicative of our ongoing operations.

–Diamond Pipeline asset impairment – The asset impairment loss related to the cancellation of a capital project associated with Diamond Pipeline LLC (see note (e)) is not indicative of our ongoing operations.

–Income tax expense related to changes in statutory tax rates – The income tax expense related to changes in certain statutory income tax rates (see note (f)) is not indicative of income tax expense associated with the pre-tax results for the nine months ended September 30, 2021.

◦Adjusted earnings per common share – assuming dilution is defined as adjusted net income attributable to Valero Energy Corporation stockholders divided by the number of weighted-average shares outstanding in the applicable period, assuming dilution.

◦Refining margin is defined as Refining segment operating income (loss) excluding the modification of RVO adjustment (see note (a)), operating expenses (excluding depreciation and amortization expense), depreciation and amortization expense, and other operating expenses. We believe Refining margin is an important measure of our Refining segment’s operating and financial performance as it is the most comparable measure to the industry’s market reference product margins, which are used by industry analysts, investors, and others to evaluate our performance.
◦Renewable Diesel margin is defined as Renewable Diesel segment operating income excluding operating expenses (excluding depreciation and amortization expense), depreciation and amortization expense, and other operating expenses. We believe Renewable Diesel margin is an important measure of our Renewable Diesel segment’s operating and financial performance as it is the most comparable measure to the industry’s market reference product margins, which are used by industry analysts, investors, and others to evaluate our performance.

◦Ethanol margin is defined as Ethanol segment operating income (loss) excluding operating expenses (excluding depreciation and amortization expense), depreciation and amortization expense, and other operating expenses. We believe Ethanol margin is an important measure of our Ethanol segment’s operating and financial performance as it is the most comparable measure to the industry’s market reference product margins, which are used by industry analysts, investors, and others to evaluate our performance.

Table Page 21

VALERO ENERGY CORPORATION
NOTES TO EARNINGS RELEASE TABLES (Continued)
◦Adjusted Refining operating income is defined as Refining segment operating income (loss) excluding the modification of RVO adjustment (see note (a)) and other operating expenses. We believe adjusted Refining operating income is an important measure of our Refining segment’s operating and financial performance because it excludes items that are not indicative of that segment’s core operating performance.
◦Adjusted Renewable Diesel operating income is defined as Renewable Diesel segment operating income excluding other operating expenses. We believe adjusted Renewable Diesel operating income is an important measure of our Renewable Diesel segment’s operating and financial performance because it excludes an item that is not indicative of that segment’s core operating performance.
◦Adjusted Ethanol operating income is defined as Ethanol segment operating income (loss) excluding the gain on sale of ethanol plant (see note (c)), the change in estimated useful life of ethanol plant (see note (c)), and other operating expenses. We believe adjusted Ethanol operating income is an important measure of our Ethanol segment’s operating and financial performance because it excludes items that are not indicative of that segment’s core operating performance.
◦Adjusted net cash provided by operating activities is defined as net cash provided by operating activities excluding the items noted below. We believe adjusted net cash provided by operating activities is an important measure of our ongoing financial performance to better assess our ability to generate cash to fund our investing and financing activities. The basis for our belief with respect to each excluded item is provided below.

–Changes in current assets and current liabilities – Current assets net of current liabilities represents our operating liquidity. We believe that the change in our operating liquidity from period to period does not represent cash generated by our operations that is available to fund our investing and financing activities.

–DGD’s adjusted net cash provided by operating activities attributable to the other joint venture member’s ownership interest in DGD – We are a 50 percent joint venture member in DGD and we consolidate DGD’s financial statements. Our Renewable Diesel segment includes the operations of DGD and the associated activities to market renewable diesel. Because we consolidate DGD’s financial statements, all of DGD’s net cash provided by operating activities (or operating cash flow) is included in our consolidated net cash provided by operating activities.

DGD’s members use DGD’s operating cash flow (excluding changes in its current assets and current liabilities) to fund its capital investments rather than distribute all of that cash to themselves. Nevertheless, DGD’s operating cash flow is effectively attributable to each member and only 50 percent of DGD’s operating cash flow should be attributed to our net cash provided by operating activities. Therefore, we have adjusted our net cash provided by operating activities for the portion of DGD’s operating cash flow attributable to the other joint venture member’s ownership interest because we believe that it more accurately reflects the operating cash flow available to us to fund our investing and financing activities. The adjustment is calculated as follows (in millions):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
DGD operating cash flow data
Net cash provided by operating activities	$512	$175	$661	$638
Exclude: Changes in current assets and current liabilities	273	56	73	39
Adjusted net cash provided by operating activities	239	119	588	599
Other joint venture member’s ownership interest	50%	50%	50%	50%
DGD’s adjusted net cash provided by operating activities attributable to the other joint venture member’s ownership interest in DGD	$119	$59	$294	$299

Table Page 22

VALERO ENERGY CORPORATION
NOTES TO EARNINGS RELEASE TABLES (Continued)
◦Capital investments attributable to Valero is defined as all capital expenditures, deferred turnaround and catalyst cost expenditures, and investments in nonconsolidated joint ventures presented in our consolidated statements of cash flows, excluding the portion of DGD’s capital investments attributable to the other joint venture member and all of the capital expenditures of VIEs other than DGD.
DGD’s members use DGD’s operating cash flow (excluding changes in its current assets and current liabilities) to fund its capital investments rather than distribute all of that cash to themselves. Because DGD’s operating cash flow is effectively attributable to each member, only 50 percent of DGD’s capital investments should be attributed to our net share of total capital investments. We also exclude the capital expenditures of other VIEs that we consolidate because we do not operate those VIEs. We believe capital investments attributable to Valero is an important measure because it more accurately reflects our capital investments.

(h)The Refining segment regions reflected herein contain the following refineries: U.S. Gulf Coast- Corpus Christi East, Corpus Christi West, Houston, Meraux, Port Arthur, St. Charles, Texas City, and Three Rivers Refineries; U.S. Mid Continent- Ardmore, McKee, and Memphis Refineries; North Atlantic- Pembroke and Quebec City Refineries; and U.S. West Coast- Benicia and Wilmington Refineries.

(i)Primarily includes petrochemicals, gas oils, No. 6 fuel oil, petroleum coke, sulfur, and asphalt.

(j)Valero uses certain operating statistics (as noted below) in the earnings release tables and the accompanying earnings release to evaluate performance between comparable periods. Different companies may calculate them in different ways.

All per barrel of throughput, per gallon of sales, and per gallon of production amounts are calculated by dividing the associated dollar amount by the throughput volumes, sales volumes, and production volumes for the period, as applicable.

Throughput volumes, sales volumes, and production volumes are calculated by multiplying throughput volumes per day, sales volumes per day, and production volumes per day (as provided in the accompanying tables), respectively, by the number of days in the applicable period. We use throughput volumes, sales volumes, and production volumes for the Refining segment, Renewable Diesel segment, and Ethanol segment, respectively, due to their general use by others who operate facilities similar to those included in our segments. We believe the use of such volumes results in per unit amounts that are most representative of the product margins generated and the operating costs incurred as a result of our operation of those facilities.
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